UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  July 19, 2010

Commission File number 333-152959

YOUCHANGE HOLDINGS CORP
(Exact name of small business issuer as specified in its charter)

Nevada	51-0665952
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7154 E. Stetson Dr., Suite 330, Scottsdale, AZ 85251
(Address of principal executive offices)

866-712-9273
(Issuer’s telephone number)

BlueStar Financial Group, Inc. 7377 E. Doubletree Ranch Road, Suite 200, Scottsdale, AZ 85258
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items in Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 16, 2010 Richard A. Papworth tendered his resignation as Interim Chief Executive Officer of YouChange Holdings Corp (“YCNG” or “the Company”) effective July 19, 2010.  He remains a director of the Company.

(d) Effective July 19, 2010, the board of directors appointed the following individuals as officers of the Company to serve at the discretion of the Board for such time until his respective successor has been selected and qualified:

Jeffrey I. Rassas as Chief Executive Officer;
Richard A. Papworth as Chief Financial Officer; and
Naser Ahmad as Chief Technology Officer.

None of the named individuals has entered into any employment agreement with the Company.  In connection with the appointment of each of the named individuals, the Company has not enter into or materially amend any plan, contract or arrangement that such individuals will participate in as officers of the Company. There are no family relationships between any of the Company’s officers and directors.

Jeffrey I. Rassas.  Mr. Rassas is the Chairman and CEO of YouChange Inc., a wholly owned subsidiary of YCNG, and has served as Chairman of YCNG since October 2009.  He is the Founder of Youchange and managing partner of NotePad Group and Southwest Capital Partners. A 20-year veteran of entrepreneurial ventures and business management, he has extensive experience in funding, leading, developing and performing corporate turnarounds for numerous start-up ventures both private and public focused primarily in Internet and Technology sectors. Prior to YCNG and YouChange, from 2006-2009, Mr. Rassas recently served as President and CEO of Global Alerts, holding company for Earth911.com and Pets911.com.  As CEO, Jeffrey lead the team that acquired Earth911.com, Pets911.com and AMBERalert.com from a local Arizona company whereupon executing a new strategy; recruiting a new management team and successfully executing the company’s plan led to several of the divisions achieving national success and distinction and significantly higher values, and the successful sale of AMBERalert.com. Prior to Global Alerts, from 2002-2005, Mr. Rassas served as Co-chairman and CEO of ImproveNet, Inc. (publicly traded/IMPV; www.improvenet.com), which he acquired through a merger in 2002. Rassas’ strategic vision and execution led to industry recognition of the company as “Best of Web” by Money Magazine.

In 2005, he sold the company to IAC/InterActiveCorp (IACI - www.iac.com), the holding company of many popular websites such as LendingTree, Ask.com, Match.com, Citysearch.com, ServiceMagic.com, and Ticketmaster, delivering a substantial return on shareholder equity. From 1997-2001, Mr. Rassas served as founder, CEO, and Chairman of the Board of publicly traded EBIZ Enterprises, a Linux solutions provider where he expanded company operations, yielding revenues in excess of $58 million. A two-time finalist for Ernst & Young’s Entrepreneur of the Year award, Mr. Rassas has been a guest speaker at Thunderbird, the School of Global Management, serves on several outside boards and is a regular speaker at technology trade events around the nation.

Richard A. Papworth. Mr. Papworth is the CFO  of  YouChange Inc., a wholly owned subsidiary of YCNG, and has served as a Director of YCNG since October 2009.  He was also the Interim CEO of YNCG from October 2009 until July 19, 2010.  He is a seasoned executive with over 20 years of public and private company executive level experience. Prior to joining YCNG, from 2006 to 2009,  Mr. Papworth was the CFO of Telgian Corporation during a period of high growth.  Telgian is an innovative company providing high quality fire protection and life safety systems and consulting services throughout North America for customers such as Home Depot, Wal Mart, Sears, Best Buy, and many other large national and regional property owners.

From 2005 to 2006, Mr. Papworth was the CFO of the $500M Phoenix division of Meritage Homes (NYSE:MTH) during a period of rapid growth where he delivered strategic business and operational improvements to maximize profitability and return on net assets.  From 2000 to 2004, he was CFO of Kronos Advanced Technologies, Inc. (OTC:KNOS) where he was successful in his first reverse-merger going public transaction.  At Kronos, Rick was instrumental in securing $15M of private equity funding and helping the company through the development stage.  From 1996 to 2000, Mr. Papworth was Vice President of Wilshire Financial Services Group, Inc. (NYSE:WFSG) and CFO of its subsidiary Beverly Hills Bancorp during a period of explosive growth.  At WFSG, he was instrumental in taking the company public and raising $100M via IPO, building the financial and operating systems, and negotiating and integrating acquisitions.  His early business experience includes executive leadership positions with Taylor Morrison and The Maintenance Warehouse (a division of the Home Depot Supply).

Naser Ahmad. Mr. Ahmad has been active for over 25 years in the development of computer solutions for distribution and manufacturing companies. Throughout his career, Mr. Ahmad has held technical leadership positions with both entrepreneurial ventures as well as Fortune 100 companies including Caterpillar International, Inc., Santa Fe International and Taylor Management Systems.  Prior to joining YCNG, Mr. Ahmad had his own software development and consulting business which he has operated since 2005.  From 2003 to 2005, he was the Chief Technology Officer, a Director, and co-Chairman of ImproveNet. In 1989, Mr. Ahmad co-founded SysTech International, Inc., a Texas corporation, which was the predecessor-in-interest to eTechLogix. Mr. Ahmad served as Executive Vice President and Chief Technology Officer of eTechLogix (formerly SysTech International, Inc.) from 1989 to 2003. At Sante Fe International, Mr. Ahmad was a member of the task force for evaluating and determining the next generation of application systems for the organization. At Caterpillar, he was the software development manager and the chief architect of its enterprise resource planning (ERP) distribution system. Mr. Ahmad has been instrumental in the development of technology products throughout his career. He co-founded the National Institute of Technology in Karachi, Pakistan, is a member of the Advisory Council of the Darul Islam University, Dhaka, Bangladesh and serves as a Director of several privately held U.S. and foreign corporations. Mr. Ahmad is a graduate of the University of Karachi with a BA in Accounting and a postgraduate degree in Computer Science.

Item 8.01 Other Events

On July 1, 2010, YouChange moved to its new US Corporate headquarters located in the Scottsdale Waterfront offices at 7154 E. Stetson Drive in Scottsdale Arizona.  These new offices allow the management team to interact more effectively and facilitate the development of strategic partnerships that are key to the success of the Company.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
YouChange Holdings Corp (Registrant)
Date: July 20, 2010
	By:	/s/ Jeffrey I. Rassas
Jeffrey I. Rassas
Chief Executive Officer